EXHIBIT 11(b)



                   CONSENT OF INDEPENDENT ACCOUNTANTS


We consent in this Post-Effective Amendment No. 29 under the Securities Act of 1933, as amended, to this Registration Statement on Form N-1A (File No. 2-99810) of The PBHG Funds, Inc. to the reference to our Firm under the heading "Counsel and Independent Public Accountants" in the Registration Statement.


Coopers & Lybrand, L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 3, 1997